Exhibit 99.1
                                                                   ------------
                    ALPHATRADE.COM 2003 STOCK INCENTIVE PLAN

         1.  Purpose.  This Stock  Option Plan (the "Plan") is intended to serve
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as an incentive  to, and to  encourage  stock  ownership  by,  certain  eligible participants rendering services to AlphaTrade.com, a Nevada corporation (the "Corporation") and certain affiliates as set forth below, so that they may acquire or increase their proprietary interest in the Corporation.

         2.  Administration.
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             2.1  Committee.  The Plan  shall be  administered  by the  Board of
                  ---------
Directors of the Corporation (the "Board of Directors") or a committee of a minimum of two or more members appointed by the Board of Directors (the "Committee"). The composition of the Committee shall satisfy such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 or its successor under the Securities and Exchange Act of 1933. The Committee shall select one of its members as Chairman and shall appoint a Secretary, who need not be a member of the Committee. The Committee shall hold meetings at such times and places as it may determine and minutes of such meetings shall be recorded. Acts by a majority of the Committee in a meeting at which a quorum is present and acts approved in writing by a majority of the members of the Committee shall be valid acts of the Committee. No member of the Committee shall vote on any matter concerning his or her own participation in the Plan.

             2.2  Term.  If the Board of  Directors  selects  a  Committee,  the
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members of the  Committee  shall serve on the  Committee  for the period of time determined by the Board of Directors and shall be subject to removal by the Board of Directors at any time. The Board of Directors may terminate the function of the Committee at any time and resume all powers and authority previously delegated to the Committee.

             2.3  Authority.  The  Committee  shall  have  sole  discretion  and
                  ---------
authority to grant options under the Plan to eligible participants rendering services to the Corporation or any "parent" or "subsidiary" of the Corporation ("Parent or Subsidiary"), as defined in Section 424 of the Internal Revenue Code of 1986, as amended (the "Code"), at such times, under such terms and in such amounts as it may decide. Subject to the express provisions of the Plan, the Committee shall have complete authority to interpret the Plan, to prescribe, amend and rescind the rules and regulations relating to the Plan, to determine the details and provisions of any Stock Option Agreement (as defined below), to accelerate any options granted under the Plan and to make all other determinations necessary or advisable for the administration of the Plan.

             2.4 Type of Option.  The  Committee  shall have full  authority and
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discretion to determine,  and shall specify in the Stock Option  Agreements  (as defined below), whether the eligible individual will be granted options intended


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to  qualify as  incentive  options  under  Section  422 of the Code  ("Incentive
Options") or options which are not intended to qualify under Section 422 of the Code ("Non-Qualified Options"); provided, however, that Incentive Options shall only be granted to employees of the Corporation, or a Parent or Subsidiary thereof, and shall be subject to the special limitations set forth herein attributable to Incentive Options.

             2.5  Interpretation.  The  interpretation  and  construction by the
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Committee of any  provisions of the Plan or of any option granted under the Plan shall be final and binding on all parties having an interest in this Plan or any option granted hereunder. No member of the Board or Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under the Plan.

         3.  Eligibility.
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             3.1  General.  All  directors,  officers,  employees of and certain
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persons  rendering  services to the  Corporation,  or any Parent or  Subsidiary, relative to the Corporation's, or any Parent's or Subsidiaries', management, operation or development shall be eligible to receive options under the Plan. The selection of recipients of options shall be within the sole and absolute discretion of the Committee. No person shall be granted an option under this Plan unless such person has executed the grant representation letter set forth on Exhibit "A," as such Exhibit may be amended by the Committee from time to time and no person shall be granted an Incentive Option under this Plan unless such person is an employee or consultant of the Corporation, or a Parent or Subsidiary, on the date of grant.

             3.2  Termination of Eligibility.
                   --------------------------

             3.2.1 If an optionee ceases to be employed by the Corporation, or its Parent or Subsidiary, is no longer an officer or member of the Board of Directors of the Corporation or no longer performs services for the Corporation, or its Parent or Subsidiary for any reason (other than for "cause," as hereinafter defined, or such optionee's death), any option granted hereunder to such optionee shall expire on the 90th day after the occurrence giving rise to such termination of eligibility (or 1 year in the event an optionee is "disabled," as defined in Section 22(e)(3) of the Code) or upon the date it expires by its terms, whichever is earlier. Any option that has not vested in the optionee as of the date of such termination shall immediately expire and shall be null and void. The Committee shall, in its sole and absolute discretion, decide whether an authorized leave of absence or absence for military or governmental service, or absence for any other reason, shall constitute termination of eligibility for purposes of this Section.

             3.2.2 If an optionee ceases to be employed by the Corporation, or its Parent or Subsidiary, is no longer an officer or member of the Board of Directors of the Corporation, or no longer performs services for the Corporation, or its Parent or Subsidiary and such termination is as a result of "cause," as hereinafter defined, then all options granted hereunder to such



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optionee  shall  expire  on the  date  of the  occurrence  giving  rise  to such termination of eligibility or upon the date it expires by its terms, whichever is earlier, and such optionee shall have no rights with respect to any unexercised options. For purposes of this Plan, "cause" shall mean an optionee's
personal  dishonesty,   misconduct,  breach  of  fiduciary  duty,  incompetence,
intentional failure to perform stated obligations, willful violation of any law, rule, regulation or final cease and desist order, or any material breach of any provision of this Plan, any Stock Option Agreement or any employment agreement.

             3.3 Death of Optionee and Transfer of Option. In the event an optionee shall die, an option may be exercised (subject to the condition that no option shall be exercisable after its expiration and only to the extent that the optionee's right to exercise such option had accrued at the time of the optionee's death) at any time within one year after the optionee's death by the executors or administrators of the optionee or by any person or persons who shall have acquired the option directly from the optionee by bequest or inheritance. Any option that has not vested in the optionee as of the date of death or termination of employment, whichever is earlier, shall immediately expire and shall be null and void. No option shall be transferable by the optionee other than by will or the laws of interstate succession.


         4. Identification of Stock. The Stock, as defined herein, subject to the options shall be shares of the Corporation's authorized but unissued or acquired or reacquired common stock (the "Stock"). The aggregate number of shares subject to outstanding options shall not exceed Two Million, three hundred thousand (2,300,000) shares of Stock (subject to adjustment as provided in Section 6). If any option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for purposes of this Plan.

         5. Terms and Conditions of Options. Any option granted pursuant to the Plan shall be evidenced by an agreement ("Stock Option Agreement") in such form as the Committee shall from time to time determine, which agreement shall comply with and be subject to the following terms and conditions:

             5.1 Number of Shares.  Each option shall state the number of shares
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of Stock to which it pertains.

             5.2 Option  Exercise  Price.  Each  option  shall  state the option
                 -----------------------
exercise price, which shall be determined by the Committee; provided, however, that (I) the exercise price of any Incentive Option shall not be less than the fair market value of the Stock, as determined by the Committee, on the date of grant of such option, (ii) the exercise price of any Incentive Option granted to an employee who owns more than 10% of the total combined voting power of all classes of the Corporation's stock, as determined for purposes of Section 422 of the Code, shall not be less than 110% of the fair market value of the Stock, as determined by the Committee, on the date of grant of such option, and (iii) the exercise price of any Non-Qualified Option shall not be less than the price as determined by the Committee on the date of grant of such option.





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             5.3 Term of Option.  The term of an option granted  hereunder shall
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be determined  by the  Committee at the time of grant,  but shall not exceed ten years from the date of the grant. The term of any Incentive Option granted to an employee who owns more than 10% of the total combined voting power of all classes of the Corporation's stock, as determined for purposes of Section 422 of the Code, shall in no event exceed five years from the date of grant. All options shall be subject to early termination as set forth in this Plan. In no event shall any option be exercisable after the expiration of its term.

             5.4 Method of  Exercise.  An option  shall be  exercised by written
                 -------------------
notice to the Corporation by the optionee (or successor in the event of death) and execution by the optionee of a Notice of Exercise in the form set forth on Exhibit "B," as such Exhibit may be amended by the Committee from time to time. Such written notice shall state the number of shares with respect to which the option is being exercised and designate a time, during normal business hours of the Corporation, for the delivery thereof ("Exercise Date"), which time shall be at least 5 days after the giving of such notice unless an earlier date shall have been mutually agreed. After the time specified in the written notice the Corporation shall deliver to the optionee at the principal office of the Corporation, or such other appropriate place as may be determined by the Committee, a certificate or certificates for such shares. Until the Stock is issued (as evidenced by the appropriate entry on the books of the Corporation or a duly authorized transfer agent for the Corporation), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Stock subject to the option, notwithstanding the exercise of the option. Notwithstanding the foregoing, the Corporation may postpone delivery of any certificates after notice of exercise for such reasonable period as may be required to comply with any applicable listing requirements of any securities exchange. In the event an option shall be exercisable by any person other than the optionee, the required notice under this Section shall be accompanied by appropriate proof of the right of such person to exercise the option.

             5.5 Medium and Time of Payment.  The option exercise price shall be
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payable  in  full  on or  before  the  option  Exercise  Date  in any one of the following alternative forms:

             5.5.1 Full payment in cash or certified bank or cashier's check;

             5.5.2 A Promissory Note (as defined below);

             5.5.3 Full payment in shares of Stock or other securities of the Corporation having a fair market value on the Exercise Date in the amount equal to the option exercise price;

             5.5.4. Instead of exercising the option by paying the exercise price in cash, check or other appropriate consideration, the optionee may elect to exercise the option in whole or in part by receiving Stock equal to the value

(as determined below) of the option, or any part hereof, upon surrender of the option at the principal office of the Corporation together with the Notice of Exercise annexed to the Stock Option Agreement in which event the Corporation




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shall  issue  the  optionee  a number  of  shares  of Stock  computed  using the following formula:

                                    X=Y(A-B)
                                      ------
                                        A

       Where X =  the number of shares of Stock to be issued to the holder;

             Y= the number of shares of Stock underlying the option to be exercised;

             A=   the current fair market value on one share of Stock; and

             B=   the exercise price of the option.

             5.5.5 All or any part of the exercise price may be paid by delivery on a form prescribed by the Corporation, of an irrevocable direction to pledge all or part of the Stock being purchased under the Plan to a securities broker or lender approved by the Corporation, as security for a loan, and to deliver all or part of the loan proceeds to the Corporation.

             5.5.6 A combination of the consideration set forth in Sections 5.5.1, 5.5.2, 5.5.3, 5.5.4 and 5.5.5 equal to the option exercise price; or

             5.5.7 Any other method of payment  complying with the provisions of
Section 422 of the Code with respect to Incentive Options, provided the terms of payment are established by the Committee at the time of grant, and any other method of payment established by the Committee with respect to Non-Qualified Options.

             5.6 Fair Market Value. The fair market value of a share of Stock or
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other security of the Corporation  on any  relevant  date  shall  be  determined in accordance with the following provisions:

             5.6.1 If the Stock or other security of the Corporation at the time is neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then the fair market value shall be determined by the Committee after taking into account such factors as the Committee shall deem appropriate.

             5.6.2 If the Stock or other security of the Corporation is not at the time listed or admitted to trading on any stock exchange but is traded in the over-the-counter market, the fair market value shall be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) of one share of Stock or other security of the Corporation on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system. If there are no reported bid and asked prices (or closing selling price) for the Stock or other security of the Corporation on the date in question, then the mean between the highest bid price and lowest asked price (or the closing selling price) on the last preceding date for which such quotations exist shall be determinative of fair market value.



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
             5.6.3 If the Stock or other security of the Corporation is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing selling price of one share of Stock or other security of the Corporation on the date in question on the stock exchange determined by the Committee to be the primary market for the Stock or other security of the Corporation, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Stock or other security of the Corporation on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

             5.7  Promissory  Note.  Subject to the  requirements  of applicable
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state or  Federal  law or  margin  requirements,  payment  of all or part of the purchase price of the Stock may be made by delivery of a full recourse promissory note ("Promissory Note"). The Promissory Note shall be executed by the optionee, made payable to the Corporation and bear interest at such rate as the Committee shall determine, but in no case less than the minimum rate which will not cause under the Code (i) interest to be inputed, (ii) original issue discount to exist, or (iii) any other similar results to occur. Unless otherwise determined by the Committee, interest on the Note shall be payable in quarterly installments on March 31, June 30, September 30 and December 31 of each year. A Promissory Note shall contain such other terms and conditions as may be determined by the Committee; provided, however, that the full principal amount of the Promissory Note and all unpaid interest accrued thereon shall be due not later than five years from the date of exercise. The Corporation may obtain from the optionee a security interest in all shares of Stock issued to the optionee under the Plan for the purpose of securing payment under the Promissory Note and shall retain possession of the stock certificates representing such shares in order to perfect its security interest.

             5.8 Rights of a Shareholder. An optionee or successor shall have no
                 -----------------------
rights as a shareholder with respect to any Stock underlying any option until the date of the issuance to such optionee of a certificate for such Stock. No adjustment shall be made for dividends (ordinary or extraordinary, whether in stock, securities or other property) or distributions or other rights for which the record date is prior to the date such Stock Certificate is issued, except as provided in Section 6.

             5.9 Modification,  Extension and Renewal of Options. Subject to the
                 ------------
terms and conditions of the Plan, the Committee may modify, extend or renew outstanding options granted under the Plan, or accept the surrender of outstanding options (to the extent not exercised) and authorize the granting of new options in substitution therefor.

             5.10 Other  Provisions.  The Stock Option  Agreements shall contain
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such other provisions, including without limitation,  restrictions or conditions upon the exercise of options, as the Committee shall deem advisable.

             5.11 Dates of Exercise and Vesting. An option granted hereunder may
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
not be exercised in whole or in part at any time prior to the time the Plan is approved by the Corporation's share holders in accordance with Section 14 herein.

         6.  Adjustments upon Changes in Capitalization.
             ------------------------------------------

             6.1 Subdivision or Consolidation. Subject to any required action by
                 ----------------------------
shareholders of the Corporation, the number of shares of Stock covered by each outstanding option, and the exercise price thereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock of the Corporation resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation. Any fraction of a share subject to option that would otherwise result from an adjustment pursuant to this Section shall be rounded downward to the next full number of shares without other compensation or consideration to the holder of such option.

             6.2  Capital  Transactions.  Upon  a  sale  or  exchange  of all or
                  ---------------------
substantially all of the assets of the Corporation, a merger or consolidation in which the Corporation is not the surviving corporation, a merger, reorganization or consolidation in which the Corporation is the surviving corporation and shareholders of the Corporation exchange their stock for securities or property, a liquidation of the Corporation or similar transaction ("Capital Transaction"), this Plan and each option issued under this Plan, whether vested or unvested, shall terminate, unless such options are assumed by a successor corporation in a merger or consolidation, immediately prior to such Capital Transaction; provided, however, that unless the outstanding options are assumed by a successor corporation in a merger or consolidation, subject to terms approved by the Committee all optionees will have the right to exercise all vested options prior to the Capital Transaction. Notwithstanding the foregoing, in the event there is a merger or consolidation where the Corporation is not the surviving corporation, all options granted under this Plan shall vest 30 days prior to such merger or consolidation unless such options are assumed by the successor corporation in such merger or consolidation. The Committee may (but shall not be obligated to) (i) accelerate the vesting of any option or (ii) apply the foregoing provisions, including but not limited to termination of this Plan and any options granted pursuant to the Plan, in the event there is a sale of 50% or more of the stock of the Corporation in any two-year period or a transaction similar to a Capital Transaction.

             6.3 Adjustments.   To the  extent  that the  foregoing  adjustments
                  -----------
relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

             6.4 Ability to Adjust.  The grant of an option pursuant to the Plan
                 -----------------
shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or



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
business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

             6.5 Limitation  on  Adjustments.  Any  adjustment,   assumption  or
                 ---------------------------
substitution of an Incentive Option shall comply with Section 425 of the Code, if applicable.

         7.  Nonassignability.  Options granted under this Plan may not be sold,
             ----------------
pledged, assigned or transferred in any manner other than by will or by the laws of interstate succession, and may be exercised during the lifetime of an optionee only by such optionee, except to the extent permitted by applicable securities laws and pursuant to applicable provisions of the Code. Any transfer by the optionee of any option granted under this Plan in violation of this Section shall void such option and any Stock Option Agreement entered into by the optionee and the Corporation regarding such transferred option shall be void and have no further force or effect. No option shall be pledged or hypothecated in any way, nor shall any option be subject to execution, attachment or similar process.

         8.  No Right of  Employment.  Neither  the  grant nor  exercise  of any
             -----------------------
option nor anything in this Plan shall impose upon the Corporation or any other corporation any obligation to employ or continue to employ any optionee. The right of the Corporation and any other corporation to terminate any employee or consultant shall not be diminished or affected because an option has been granted to such employee or consultant.

         9.  Term of  Plan.  This  Plan is  effective  on the  date  the Plan is
             -------------
adopted by the Board of Directors and options may be granted pursuant to the Plan from time to time within a period of ten (10) years from such date, or the date of any required shareholder approval required under the Plan, if earlier. Termination of the Plan shall not affect any option theretofore granted.

         10. Amendment of the Plan.  The Board  of Directors of the  Corporation
             ---------------------
may, subject to any required shareholder approval, suspend, discontinue or terminate the Plan, or revise or amend it in any respect whatsoever with respect to any shares of Stock at that time not subject to options.

         11. Application of Funds. The proceeds received by the Corporation from
             --------------------
the sale of Stock pursuant to options may be used for general corporate purposes

         12. Reservation of Shares. The  Corporation,  during  the  term of this
             ---------------------
Plan, shall at all times reserve and keep available such number of shares of Stock as shall be sufficient to satisfy the requirements of the Plan.

         13. No Obligation to Exercise Option.  The granting of an option  shall
             --------------------------------
not impose any  obligation upon the optionee to exercise such option.



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
         14. Approval of Board of Directors and Shareholders. The Plan shall not
             -----------------------------------------------

take effect until approved by the Board of Directors of the Corporation. This Plan has been pre-approved by the shareholders. No option may be exercisable prior to the time the Plan is approved by the shareholders. In the event such shareholder vote is not obtained, all options granted hereunder, whether vested or unvested, shall be treated as non-qualified options, and no incentive stock options shall be granted after such date.

         15. Withholding Taxes. Notwithstanding anything else to the contrary in
             -----------------
this Plan or any Stock Option Agreement, the exercise of any option shall be conditioned upon payment by such optionee in cash, or other provisions satisfactory to the Committee, including shares of Stock, of all local, state, federal or other withholding taxes applicable, in the Committee's judgment, to the exercise or to later disposition of shares acquired upon exercise of an option.

         16. Parachute  Payments.  Any outstanding option under the Plan may not
             -------------------
be accelerated to the extent any such acceleration of such option would, when added to the present value of other payments in the nature of compensation which becomes due and payable to the optionee would result in the payment to such optionee of an excess parachute payment under Section 280G of the Code. The existence of any such excess parachute payment shall be determined in the sole and absolute discretion of the Committee.

         17.  Securities Laws  Compliance.  Notwithstanding  anything  contained
              ---------------------------
herein, the Corporation shall not be obligated to grant any option under this Plan or to sell, issue or effect any transfer of any Stock unless such grant, sale, issuance or transfer is at such time effectively (i) registered or exempt from registration under the Act and (ii) qualified or exempt from qualification under the California Corporate Securities Law of 1968 and any other applicable state securities laws. As a condition to exercise of any option, each optionee shall make such representations as may be deemed appropriate by counsel to the Corporation for the Corporation to use any available exemption from registration under the Act or any applicable state securities law.

         18.  Restrictive  Legends.  The  certificates  representing  the  Stock
              --------------------
issued upon exercise of options granted pursuant to this Plan will bear the following legends giving notice of restrictions on transfer under the Act and this Plan, as follows:

         (a) THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED OR TRANSFERRED IN A TRANSACTION WHICH WAS NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, IN RELIANCE UPON AN EXEMPTION AFFORDED BY SUCH ACT. NO SALE OR TRANSFER OF THESE SHARES SHALL BE VALID, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE ANY EFFECT TO ANY SUCH TRANSACTION UNLESS (A) SUCH TRANSACTION SHALL
HAVE BEEN DULY REGISTERED UNDER THE ACT OR (B) THE ISSUER SHALL HAVE FIRST RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH REGISTRATION IS NOT REQUIRED.




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
              (b) SALE, TRANSFER, HYPOTHECATION OR ENCUMBRANCE OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY THE PROVISIONS OF A STOCK OPTION AGREEMENT DATED JUNE 10, 2003 AND A STOCK OPTION PLAN DATED JUNE 10, 2003, A COPY OF WHICH MAY BE INSPECTED AT THE CORPORATION'S PRINCIPAL OFFICE.

              (c) Any other legends required by applicable state securities laws as determined by the Committee.

         19.  Notices.  Any notice to be given under the terms of the Plan shall
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be  addressed  to the  Corporation  in care of its  Secretary  at its  principal office, and any notice to be given to an optionee shall be addressed to such optionee at the address maintained by the Corporation for such person or at such other address as the optionee may specify in writing to the Corporation.

         20.  Information. The Corporation shall provide all optionees financial
              -----------
statements  at  least annually.

         As adopted by the Board of Directors as of  June 10, 2003

                                 AlphaTrade.com
                                 a Nevada corporation



                                 By:    Penny Perfect


                                 Title: President


























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